Exhibit 10.65
EXECUTION COPY
     AMENDMENT NO. 1, dated as of September 1, 2010 (this “Amendment”), to the Amended and Restated Employment Agreement (the “Employment Agreement”) by and between Burger King Corporation, a Florida corporation (together with any successor thereto, the “Company”) and Peter Smith (the “Executive”), dated as of December 8, 2008.
          WHEREAS, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 1, 2010, by and among Burger King Holdings, Inc., a Delaware corporation and parent company of the Company (“BHI”), Blue Acquisition Holding Corporation, a Delaware corporation (“Parent”), and Blue Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub will merge with and into BHI (the “Merger”) and BHI will become a wholly owned subsidiary of Parent;
          WHEREAS, Executive commenced employment with the Company on December 1, 2003;
          WHEREAS, immediately following consummation of the Merger, Executive’s employment with the Company shall terminate and he shall become entitled to receive certain severance payments and benefits as set forth in the Employment Agreement.
          NOW, THEREFORE, the Company and Executive hereby agree that, subject to and effective upon consummation of the Merger and provided that the Executive remains continuously employed until the Effective Time of the Merger, the Employment Agreement shall be amended as follows (it being understood that capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Employment Agreement):
          1. Section 3(a) of the Employment Agreement is hereby amended by adding the following paragraph at the end thereof:
     “Notwithstanding the foregoing, the Company and Executive acknowledge and agree that immediately following the consummation of the Merger (as defined in the Agreement and Plan of Merger, dated as of September 1, 2010, by and among Burger King Holdings, Inc., Blue Acquisition Holding Corporation, and Blue Acquisition Sub, Inc. (the “Merger Agreement”)), Executive shall incur a Separation from Service and that such Separation from Service shall constitute a termination without Cause, thus entitling Executive to receive the severance payments and benefits set forth in Section 9(f)(i) hereof pursuant to the terms thereof.”

          2. Section 5 of the Employment Agreement is hereby amended to provide that the current language therein shall be contained in a new Section 5(a).
          3. A new Section 5(b) shall be added to the Employment Agreement to read as follows:
“(b) Upon consummation of the Merger, Executive shall become entitled to receive (x) a lump sum cash payment representing a pro-rata target annual bonus for the fiscal year of the Company in which the Merger occurs and (y) an additional lump sum payment equal to $1,097,518. The lump sum amounts referred to herein shall be paid within five (5) days following the Effective Time (as defined in the Merger Agreement).”
          4. Section 6 of the Employment Agreement shall cease to apply as of the Effective Time. In connection with the Merger, Executive shall have the rights described in Section 3.04 of the Merger Agreement with respect to his outstanding equity awards.
          5. The Employment Agreement is hereby amended to add the following new flush paragraph immediately following Section 9(f)(i)(A):
“Notwithstanding the foregoing, the portion of the amount described in Section 9(f)(i)(A) above (such amount, the “Severance”) equal to two times (2x) the lesser of (1) the sum of Executive’s “annualized compensation” within the meaning of Code Section 409A and (2) the maximum amount that may be taken into account under a qualified plan pursuant to Code Section 401(a)(17) (i.e., with respect to 2010, $245,000) (such portion, the “Safe Harbor Amount”) shall be payable within two (2) days following the Date of Separation from Service. The remaining portion of the Severance, if any, shall be payable as set forth in Section 9(f)(i)(A) above; provided, that the Safe Harbor Amount shall reduce the Severance installments to be paid during the payment period described in Section 9(f)(i)(A) in chronological order such that any payment to be made during month seven (7) following the Date of Separation from Service shall be reduced first, any payment to be made during month eight (8) following the Date of Separation from Service shall be reduced next, and so on until 100% of the Safe Harbor Amount has been fully taken into account.”
          6. Section 9(f)(i)(B) of the Employment Agreement shall cease to apply as of the Effective Time.
          7. Section 9(f)(i)(C) of the Employment Agreement is hereby amended to replace the words “one year” with the word “second”.

          8. Section 10(b) of the Employment Agreement is hereby amended by replacing the term “one (1) year” with the term “two (2) year”.
          9. Section 10(c) of the Employment Agreement is hereby amended by replacing the term “one (l)-year” with the term “two (2) year”.
          10. The Employment Agreement, except as expressly modified hereby, shall remain in full force and effect.
          11. This Amendment shall become effective, and is expressly contingent, upon the occurrence of the Effective Time and the Executive remaining continuously employed through the Effective Time and in the event that the Effective Time does not occur, this Amendment shall be void ab initio.
          12. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida without reference to principles of conflicts of laws.
[signature page follows]

          Intending to be legally bound hereby, the parties have executed this Amendment as of the date first set forth above.

BURGER KING CORPORATION,
by	/s/ John W. Chidsey

EXECUTIVE,

Peter Smith

          Intending to be legally bound hereby, the parties have executed this Amendment as of the date first set forth above.

BURGER KING CORPORATION,
by

EXECUTIVE,
/s/ Peter Smith
Peter Smith